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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the registration statements of Dataware Technologies, Inc. on Form S-3 (File Nos. 333-27007 and 333-39633) and Form S-8 (File Nos. 333-56691, 333-56693, 33-70498, 33-70500, 33-79824, 333-
04487 and 333-28545) of our report on the financial statements of Sovereign Hill Software, Inc. (the "Company") for the years ended December 31, 1997 and December 31, 1996, dated May 8, 1998, except for the information in the third paragraph of Note 2 and the second paragraph of Note 12, as to which the date is December 15, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Company's ability to continue as a going concern), appearing in this Form 8-K/A Amendment No. 1 to the Form 8-K Current Report dated January 14, 1999.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 11, 1999